EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-25909 and 33-25915) of First Aviation Services Inc. of our report dated June 14, 1995 relating to the financial statements of National Airmotive Corporation, which appears on page F3 of this Form 10-K.


/s/ PRICE WATERHOUSE LLP

San Francisco, California
April 25, 1997